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                                                                     Exhibit 1.1

                        SOLARFUN POWER HOLDINGS CO., LTD.

                       [_____] AMERICAN DEPOSITARY SHARES

                      REPRESENTING [_____] ORDINARY SHARES,
                       PAR VALUE 0.0001 PER ORDINARY SHARE

                             UNDERWRITING AGREEMENT

January [_____], 2008

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                                                           January [_____], 2008

Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Ladies and Gentlemen:

     [Morgan Stanley entity] (the "SELLER") proposes to sell to [Morgan Stanley & Co. Incorporated] (the "UNDERWRITER") [_____] American Depositary Shares (the "FIRM ADSS") representing the right to receive [_____] ordinary shares of Solarfun Power Holdings Co., Ltd., an exempted company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the "COMPANY"), par value US$0.0001 per ordinary share ("ORDINARY SHARES"), and up to an additional [_____] American Depositary Shares (the "OPTION ADSS", and together with the Firm ADSs, the "ADSS") representing the right to receive [_____] ordinary shares of the Company.

     The ADSs are issued pursuant to the Deposit Agreement, dated as of December 19, 2006, among the Company, The Bank of New York, as depositary (the "DEPOSITARY"), and all owners and beneficial owners from time to time of the ADSs (the "DEPOSIT AGREEMENT").

     The Company and [Morgan Stanley Entity III] (the "DEALER") have entered into a Share Issuance and Repurchase Agreement dated the date hereof (the "SHARE ISSUANCE AND REPURCHASE AGREEMENT"), pursuant to which the Company has agreed to issue and the Dealer has agreed to purchase the Firm ADSs, and, at the option of the Dealer, the Option ADSs. The Share Issuance and Repurchase Agreement further contemplates that the Company may repurchase an equivalent number of ADSs from the Dealer on any business day following which the entire principal amount of Securities (as defined below) ceases to be outstanding. The Dealer and the Seller will then enter into a Share Lending Agreement on the same date, pursuant to which the Dealer will lend the ADSs it purchases through the Share Issuance and Repurchase Agreement to the Seller for the purpose of enabling the Seller to fulfill its obligations contemplated under this Agreement.

     Concurrently with this transaction the Company proposes to enter into a purchase agreement (the "NOTES AGREEMENT") with certain initial purchasers named therein to sell US$[_____] principal amount of its [_____]% Convertible Senior Notes due 20[_____] (the "FIRM SECURITIES") to be issued pursuant to the provisions of an indenture (the "INDENTURE") between the Company and The Bank of New York, as trustee (the "TRUSTEE"), and the Company has also granted such initial purchasers an over-allotment option whereby it proposes to issue and sell to the

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initial purchasers not more than an additional US$[_____] principal amount of its [_____]% Convertible Senior Notes due 20[_____] (the "ADDITIONAL SECURITIES"). The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES". The Securities will be convertible into ordinary shares of the Company with a par value of US$0.0001 per ordinary share, all of which shall be deposited pursuant to the Deposit Agreement, as defined below, and delivered in the form of American Depositary Shares. The closing of this Agreement is cross-conditional with the closing of the Notes Agreement and vice versa.

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Ordinary Shares represented by the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS." The registration statement on Form F-6 relating to the ADSs, as amended at the time it [became] effective, is hereinafter referred to as the "ADR REGISTRATION STATEMENT." If the Company has filed an abbreviated registration statement to register additional shares of Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act, "TIME OF SALE PROSPECTUS" means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "Registration Statement," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriter and the Seller that:

          (a) The Registration Statement and the ADR Registration Statement each have become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.


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          (b) (i) Each of the Registration Statement and the ADR Registration
     Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
     (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of the applicable filing date, the Closing Date and Option Closing Date (as defined in Section 2) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          (c) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by, on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first


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     use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The Ordinary Shares outstanding prior to the issuance of the ADSs to be sold by the Seller have been duly authorized and are validly issued, fully paid and non-assessable.

          (f) The Ordinary Shares underlying the ADSs to be sold by the Seller have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Ordinary Shares will not be subject to any preemptive, registration or similar rights; the ADSs and the Ordinary Shares represented thereby will be free and clear of any security interests, claims, liens, equities or encumbrances.

          (g) The Share Issuance and Repurchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principle of general applicability.

          (h) The ADRs evidencing ADSs, when issued by the Depositary against the deposit of underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued, will have been issued in compliance with all applicable United States securities laws, and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

          (i) The ADSs and the Ordinary Shares represented thereby, when issued, are freely transferable by the Company, the Dealer and the Seller to or for the account of the Underwriter and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs or the Ordinary Shares represented thereby pursuant to the Company's articles of incorporation or memorandum of association, or under the laws of the Cayman Islands, the PRC or the United States, unless such initial purchasers or subsequent transferees are PRC entities or PRC domestic individuals.

          (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Deposit Agreement and the Share Issuance and Repurchase Agreement do


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     not and will not, contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Deposit Agreement and the Share Issuance and Repurchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), from that set forth in the Time of Sale Prospectus.

          (l) There are no legal or governmental proceedings pending or to the Company's knowledge after due inquiry, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement and the Share Issuance and Repurchase Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) The Company is not, and after giving effect to the offering and sale of the ADSs and the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an "investment company" as such term is defined in the


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     Investment Company Act of 1940, as amended. The Company is not, and does not expect to become, a "passive foreign investment company" as such term is defined in the United States Internal Revenue Code for the taxable year ending December 31, 2008, or for the foreseeable future.

          (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities within the ADSs registered pursuant to the Registration Statement except as described in the Time of Sale Prospectus and have been irrevocably and validly waived by the respective holders thereof.

          (r) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares or ADSs representing Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (s) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, representative,


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     employee or affiliate of the Company or of any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gift or anything else of value, directly or indirectly, to any "foreign official" (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA.

          (t) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "ANTI-MONEY LAUNDERING LAWS"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (u) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity ("PERSON") that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC-ADMINISTERED SANCTIONS"), nor is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions; and the Company will not directly or indirectly use the proceeds of the offering of ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the ADSs, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.

          (v) (i) No material labor dispute with the employees of either the Company or its subsidiaries exists or, to the best knowledge of the Company is imminent; (ii) other than as described in the Time of Sale Prospectus, no union organizing activities are currently taking place


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     concerning the employees of either the Company or its subsidiaries; and
     (iii) there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

          (w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

          (x) Each of the Company and its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by each of the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (y) The Company and its subsidiaries maintain insurance covering their respective properties, operations, product liabilities, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and any Option Closing Date, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.


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          (z) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of its subsidiaries has been duly incorporated and is validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

          (aa) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or any other party to any such contract or agreement.

          (bb) Each of the Company and its subsidiaries has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Time of Sale Prospectus, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Time of Sale Prospectus; and except as described in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits, except where any non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.


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          (cc) Neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, the British Virgin Islands (the "BVI") or any other jurisdiction where it is incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities ("GOVERNMENTAL AGENCY") in the PRC, the Cayman Islands, the BVI or any other jurisdiction where it is incorporated or operates, (C) in violation of its articles of association, by-laws or other articles of association, by-laws or other constitutive documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to
     (D), where any default would not, individually or in the aggregate, have a Material Adverse Effect.

          (dd) All of the issued shares of capital stock of each of the subsidiaries of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable; all of the issued shares of capital stock of each of the subsidiaries except as otherwise set forth in the Time of Sale Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company except as set forth in the Time of Sale Prospectus under the captions "Capitalization", "Management--Compensation of Directors and Executive Officers--2006 Equity Incentive Plan", "Management-- Compensation of Directors and Executive Officers--2007 Equity Incentive Plan" and "Related Party Transactions."

          (ee) All dividends and other distributions declared and payable on the capital stock of the Company may under the current laws and regulations of the Cayman Islands and the People's Republic of China (the "PRC") be paid to the Depositary or the holders of the ADSs and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as "GOVERNMENTAL AUTHORIZATIONS") in the Cayman Islands or the PRC.


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          (ff) All dividends and other distributions declared and payable on the capital stock of Linyang Solar Power Investment Holding Ltd ("LINYANG BVI") may under the current laws and regulations of the BVI be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the BVI and are otherwise free and clear of any other tax, withholding or deduction in the BVI and without the necessity of obtaining any Governmental Authorization in the BVI.

          (gg) Except as disclosed in the Time of Sale Prospectus, dividends declared with respect to after tax retained earnings on the registered capital of Jiangsu Linyang Solarfun Co., Ltd. ("JIANGSU LINYANG") may under the current laws and regulations of the PRC be paid to Linyang Hong Kong in U.S. dollars, subject to the successful completion of procedures required by the relevant PRC laws and regulations on foreign exchange for such remittances, and without the necessity of obtaining any Governmental Authorization in the PRC.

          (hh) Neither the Company nor any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

          (ii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the government of the Cayman Islands, the BVI or the PRC, or any political subdivision or taxing authority thereof or therein in connection with: (A) the sale and delivery by the Company of the ADSs to the Dealer or the sale and delivery thereof by the Seller to or for the respective account of the Underwriter, or (B) the sale and delivery by the Underwriter of the ADSs in the manner contemplated by this Agreement.

          (jj) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by the Cayman Islands, the BVI, the PRC or any political subdivision thereof or taxing authority therein on (i) the Company's execution, delivery, performance of, (ii) any payment to be made pursuant to, or (iii) on or by virtue of or enforcement of this Agreement or the Deposit Agreement.

          (kk) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. The statements set forth in the Time of Sale Prospectus under the captions "Description of Share Capital", "Description of American Depositary Shares", "Description of Share


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     Issuance and Repurchase Agreement and Concurrent Offering of Our
     Convertible Notes" and, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, the ADSs and the Share Issuance and Repurchase Agreement, respectively, and under the captions "Taxation" and "Underwriter", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

          (ll) In each case, (A) each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Time of Sale Prospectus (collectively, the "INTELLECTUAL PROPERTY"); (B) none of the material copyrights owned or licensed by the Company or any of its subsidiaries is unenforceable or invalid; (C) neither the Company nor any of its subsidiaries has received any notice of violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; (D) there are no pending or, to the knowledge of the Company after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of its subsidiaries is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right, except where such actions, suits, proceedings or claims would not, individually or in the aggregate, have a Material Adverse Effect; (E) the discoveries, inventions, products or processes of the Company and its subsidiaries referenced in the Time of Sale Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; and (F) the Company and its subsidiaries are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; to the extent any Intellectual Property is sublicensed to the Company or any of its subsidiaries by a third party, such third party has represented and warranted that it has a valid and enforceable license relating to such Intellectual Property and is permitted to sublicense such Intellectual Property to the Company; and there are no material contracts or other documents related to the Intellectual Property other than those described in the Time of Sale Prospectus.

          (mm) Ernst & Young Hua Ming, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants of the Company as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board.

          (nn) Except as disclosed in the Time of Sale Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Time of Sale Prospectus.

          (oo) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States ("US GAAP") and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

          (pp) The Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company's chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company's internal controls; all material weaknesses, if any, in internal controls have been identified to the Company's independent auditors; such internal control over financial reporting has been designed by the Company's chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant adverse changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company currently complies, and has taken all necessary actions to ensure future compliance, and to cause its respective officers and directors, in their capacities as such, to comply, in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") and the rules and regulations promulgated thereunder.

          (qq) Neither of the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person.

          (rr) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Critical Accounting Policies and Estimates" in the Time of Sale Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company's Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure.

          (ss) Since the date of the latest audited financial statements included in the Time of Sale Prospectus, neither of the Company nor any of its subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries and that are not otherwise described in the Time of Sale Prospectus.

          (tt) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Time of Sale Prospectus accurately and fully describes:
     (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, "off-balance sheet arrangements") that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources.

          (uu) No holder of any of the ADSs or Ordinary Shares represented thereby, after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs or Ordinary Shares; and except as set forth in the Time of Sale Prospectus, there are no limitations on the rights of holders of the ADSs or Ordinary Shares represented thereby to hold, vote or transfer their securities.

          (vv) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

          (ww) All amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Ordinary Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents.

          (xx) All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited and unaudited consolidated financial statements as set out in the Time of Sale Prospectus included necessary provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any of its subsidiaries.

          (yy) The Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company; and except as set forth in the Time of Sale Prospectus, since September 30, 2007, the Company has not, directly or indirectly, including through any of its subsidiaries: extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

          (zz) Any statistical and market-related data included in the Time of Sale Prospectus and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

          (aaa) The application of the net proceeds from the offering of the ADSs, and the Securities, as described in the Time of Sale Prospectus, will not contravene any provision of any current and applicable laws or the current constitutive documents of the Company or any of its subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or any Governmental Authorization applicable to any of the Company or any of its subsidiaries.

          (bbb) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the ADSs.

          (ccc) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 12 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 12 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court (as defined in Section 13 hereof) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

          (ddd) The descriptions of the events and transactions (the "RESTRUCTURING") set forth in the Time of Sale Prospectus under the caption "Our Corporate History and Structure" are accurate, complete and fair in all material respects.

          (eee) Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers, employees and directed share participants of the Company's initial public offering that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the "PRC OVERSEAS INVESTMENT AND LISTING REGULATIONS"), including, without limitation, requesting each shareholder, option holder, director, officer, employees and directed shares participant of the Company's initial public offering that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

          (fff) Neither the Company nor any of its subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

          (ggg) Each "forward-looking statement" (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Time of Sale Prospectus or Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

          (hhh) The issuance and sale of the ADSs and the Ordinary Shares represented thereby, the quotation and trading of the ADSs on the Nasdaq Global Market ("NASDAQ") or the consummation of the transactions contemplated by this Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each of the Closing Date or Option Closing Date, adversely affected by the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "PRC MERGERS AND ACQUISITIONS RULES") or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the "PRC MERGERS AND ACQUISITIONS RULES AND RELATED CLARIFICATIONS").

          (iii) As of the date of the Time of Sale Prospectus and as of the date hereof, the PRC Mergers and Acquisitions Rules and Related Clarifications did not and do not apply to the issuance and sale of the ADSs and the Ordinary Shares represented thereby, the quotation and trading of the ADSs on Nasdaq, or the consummation of the transactions contemplated by this Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement.

          (jjj) The Deposit Agreement has been duly authorized by the Company and constitutes a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement upon conversion of the Securities, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

          (kkk) In connection with the transactions contemplated by this Agreement and the Share Issuance and Repurchase Agreement, neither the Company nor any of its subsidiaries has taken, nor will it take, any action for the purpose of stabilizing or manipulating the price of the ADSs or Ordinary Shares.

          (lll) The Company has made arrangements with the Depositary for the issuance by the Depositary of the ADRs evidencing the ADSs representing the Ordinary Shares to be issued by the Company and deposited with the Depositary upon conversion of the Securities.

          (mmm) The Company is a "foreign private issuer," as defined in Rule 3b-4 under the Exchange Act.

          (nnn) The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

          (ooo) The audited consolidated financial statements as of and for the three years ended December 31, 2006 and the unaudited financial statements as of and for the nine months ended September 30, 2006 and 2007, included in the Time of Sale Prospectus and Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of each of the Company and its subsidiaries as at the dates indicated and the results of operations and statement of changes in financial position of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved.

          (ppp) This Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement are in proper legal form under the laws of the Cayman Islands for the enforcement thereof in the Cayman Islands against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement, the Share Issuance and Repurchase Agreement or the Deposit Agreement in the Cayman Islands that this Agreement, the Share Issuance and Repurchase Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any tax or fee be paid in the Cayman Islands on or in respect of this Agreement, the

     Share Issuance and Repurchase Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments.

     2. Agreements to Sell and Purchase. The Seller hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Seller the Firm ADSs at a purchase price of $[_____] per ADS (the "PURCHASE PRICE") for an aggregate purchase price of $[_____].

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Seller agrees to sell to the Underwriter the Optional ADSs, and the Underwriter shall have the right to purchase up to $[_____] Optional ADSs at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Optional ADSs to be purchased by the Underwriter and the date on which such Optional ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Optional ADSs may be purchased as provided in
Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Optional ADSs are to be purchased (an "OPTION CLOSING DATE"), the Underwriter agrees to purchase the number of Option ADSs to be purchased on such Option Closing Date.

     3. Terms of Offering. You have advised the Company and the Seller that you will make an offering of the ADSs purchased hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable. You have further advised that the ADSs are to be offered to the public initially at US$[_____] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of US$[_____] a share under the Public Offering Price, and that the Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[_____] a share, to the Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm ADSs shall be made to the Seller in federal or other funds immediately available in New York City against delivery of such Firm ADSs for the accounts of the Underwriter at 10:00 a.m., New York City time, on January [_____], 2008, or at such other time on the same or such other date, not later than January [_____], 2008, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Option ADSs shall be made to the Seller in federal or other funds immediately available in New York City against delivery of such Option ADSs for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than January [_____], 2007, as shall be designated in writing by you.

     The Firm ADSs and Option ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Option ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriter duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Firm ADSs on the Closing Date are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

          (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the

     Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriter shall have received on the Closing Date an opinion of Shearman & Sterling LLP, United States counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (d) The Underwriter shall have received on the Closing Date an opinion of Grandall Legal Group, PRC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (e) The Underwriter shall have received on the Closing Date an opinion of Maples and Calder, Cayman Islands and BVI counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (f) The Underwriter shall have received on the Closing Date an opinion and disclosure letter of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, to the effect set forth in Exhibit D.

          (g) The Underwriter shall have received on the Closing Date an opinion of Emmet Marvin & Martin, counsel for the Depositary, dated the Closing Date, to the effect set forth in Exhibit E. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (h) The Underwriter shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young Hua Ming, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement Time of Sale Prospectus and the Prospectus;

     provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (i) The "lock-up" agreements, each substantially in the form of Exhibit F hereto, between you and certain shareholders, officers and directors of the Company, each listed in Schedule II hereto, relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (j) The Share Issuance and Repurchase Agreement shall not have been terminated and shall remain in full force and effect; and delivery of the Purchased ADSs (as defined therein) to be delivered on the Initial Issuance Date (as defined therein) shall have been made or concurrently be made pursuant to the Share Issuance and Repurchase Agreement.

          (k) The Notes Agreement shall not have been terminated and shall remain in full force and effect; and payment for and delivery of the Firm Securities shall have been made or concurrently be made pursuant to the Notes Agreement.

     The obligations of the Underwriter to purchase Option ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Option ADSs to be sold on such Option Closing Date and other matters related to the execution and authentication of such Option ADSs.

     6. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, [two] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(e) or 6(f), as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

          (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

          (e) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

          (f) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities
     Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which ADSs may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

          (g) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (h) To make generally available to the Company's security holders and to the Underwriter as soon as practicable an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (i) To use its best efforts to effect and maintain the listing of the ADSs on Nasdaq, including the filing with the Nasdaq of all required documents and notices for non-U.S. companies that have securities that are traded on Nasdaq.

          (j) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus.

          (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the ADSs and all other fees or expenses in connection with the preparation of the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriter, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the cost of the preparation, issuance and delivery of the ADSs, (v) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vi) the document production charges and expenses associated with printing this Agreement, (vii) all expenses in connection with any offer and sale of the ADSs outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with offers and sales outside of the United States and (viii) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7, and the last paragraph of Section 9, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

          (l) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the ADSs contemplated hereby.

          (m) To indemnify and hold the Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold or issued by the Company to the Dealer and the execution, delivery and performance of this Agreement.

     The Company agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, (2) file any registration statement with the Commission relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership ordinary shares or ADSs, whether any such transaction described above is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise.

     The restrictions described in the immediately preceding paragraph do not apply to (i) a share repurchase program by the Company for ADSs; (ii) the sale of ADSs hereunder and the Share Issuance and Repurchase Agreement; (iii) the sale of the Securities by the Company pursuant to the Notes Agreement and the issuance of ADRs evidencing ADSs against the deposit of Ordinary Shares upon the exercise of the Securities; and (iv) grants of employee stock options or other equity-based compensation pursuant to the terms of a plan in effect on the date of this Agreement.

     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, the Time of Sale Prospectus, the Registration Statement, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Preliminary Prospectus, the Time of Sale Prospectus, any free-writing prospectus prepared by or on behalf of, used by or referred to by the Company, or the Prospectus or any amendment or supplement thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the ADSs and the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the ADSs and the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs and the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriter bear to the aggregate offering price of the Securities and the ADSs. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the ADSs resold by it in the initial placement of such ADSs were offered to investors exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling any the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

     8. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, The Stock Exchange of Hong Kong Limited or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on the NASDAQ Global Market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or the relevant authorities in London, the Cayman Islands, Hong Kong or the People's Republic of China authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

     9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, other than as the result of the termination of this Agreement by the Underwriter pursuant to Section 8 hereof or any failure or refusal on the part of the Underwriter to comply with the terms of this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

     10. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement among the Company, the Seller, the Dealer and the Underwriter with respect to the preparation of the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

          (b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriter has acted at arms length, is not agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, The City of New York (each a "NEW YORK COURT") over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement, the Share Issuance and Repurchase Agreement or the offering of the ADSs. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

          (b) The Company hereby irrevocably appoints [CT Corporation, with offices at 111 Eighth Ave., New York, New York 10011] as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

     14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

                                                                       Exhibit 1

     15. Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by the Cayman Islands or the People's Republic of China or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will pay an additional amount ("ADDITIONAL AMOUNT") so that the full amount of such payment is received by the Underwriter; provided however, that such Additional Amount will not be paid on account of (including any combination of) (A) Taxes which would not have been imposed but for the existence of any present or former connection between any of the Underwriter and the jurisdiction imposing such taxes, including such Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement), or (B) any Taxes imposed or withheld by reason of the failure by the Underwriter to comply with a request of the payer addressed to the Underwriter to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriter, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such taxes as a precondition to exemption from all or part of such taxes; provided however that the Underwriter shall not be required to comply with such request to the extent that the compliance with such request would require the Underwriter to disclose any confidential or proprietary information to the Company.

     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you [at] [in care of Morgan Stanley & Co. Incorporated,](1) 1585 Broadway, New York, New York 10036, Attention: [Equity Syndicate Desk], with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to 666 Linyang Road, Qidong, Jiangsu Province 226200.

                                        Very truly yours,

                                        SOLARFUN POWER HOLDINGS CO., LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Accepted as of the date hereof

[Seller]


By:
    ---------------------------------
Name:
Title:


Morgan Stanley & Co. Incorporated


By:
    ---------------------------------
Name:
Title:

                                                                      SCHEDULE I

                             TIME OF SALE PROSPECTUS

     1.   Preliminary Prospectus issued [date]

     2. [orally communicated pricing information to be included on Schedule I if a written final term sheet is not used] [to be discussed]

     3. [any other free writing prospectus used in connection with the offering]

     4.   pricing information below:

                        Solarfun Power Holdings Co., Ltd.
                                     $_____

_____ American Depositary Shares Representing ______ Ordinary Shares

The information below assumes no exercise of the underwriters' over-allotment option.

Issuer:                                 Solarfun Power Holdings Co., Ltd.
Symbol:                                 Nasdaq/SOLF
Size:                                   $_____
Shares offered:                         _____ ADSs
Greenshoe:                              _____ ADSs
Price to public:                        $_____ per ADS
Proceeds to the Company, net of
   underwriting discounts and
   commissions                          $0.0 per ADS
Proceeds to the Seller, net of
   underwriting discounts and
   commissions:                         $_____ per ADS
Trade date:                             December _____, 2007
Closing date:                           December _____, 2007
Underwriting Discounts and
   Commissions:                         _____%
CUSIP:                                  _____
Underwriters:                           Morgan Stanley & Co. Incorporated

A copy of the prospectus relating to this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York

10014; Attention: Prospectus Department or by email at prospectus@morganstanley.com.

                                                                     SCHEDULE II

                            LIST OF LOCKED UP PERSONS

1.  Yonghua Lu
2.  Hanfei Wang
3.  Sven Michael Hansen
4.  Terry McCarthy
5.  Ernst A. Butler
6.  Thomas J. Toy
7.  Yinzhang Gu
8.  Amy Jing Liu
9.  Jianping Zhang
10. Paul W. Combs
11. Yuting Wang

[To be confirmed.]

                                                                       EXHIBIT A

                OPINION OF UNITED STATES COUNSEL FOR THE COMPANY

     The opinion of the United States counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

1. The Underwriting Agreement has been duly executed and delivered by the Company.

2. The Share Issuance and Repurchase Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

3. The Notes have been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The Deposit Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5. The shares of Ordinary Shares (including those represented by the ADSs) outstanding prior to the issuance of the ADSs have been duly authorized and are validly issued, fully paid and non-assessable and the issuance of the Ordinary Shares is not subject to any preemptive or similar rights.

6. The ADSs, have been issued against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and have been duly authorized and validly issued in compliance with all applicable United Stated securities laws, and are fully paid and non-assessable, and the persons in whose names such ADSs are registered are entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

7. The execution and delivery by the Company of the Underwriting Agreement, the Share Issuance and Repurchase Agreement and Deposit Agreement do not, and the performance by the Company of its obligations thereunder will not, result in a violation of any U.S. federal or New York

     State statute, rule or regulation applicable to the Company. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body applicable to the Company is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, the Share Issuance and Repurchase Agreement or the Deposit Agreement, except as have been obtained under the Securities Act of 1933, as amended, in connection with the Registration Statement and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

8. The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

9. The statements under the captions "Description of Share Capital," "Description of American Depository Shares," "Shares Eligible for Future Sale" and "Description of Notes" in the Time of Sale Prospectus and Prospectus, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

10. The statements under the caption "Underwriter" in the Prospectus fairly summarizes in all material respects the matters, documents and proceedings discussed therein.

11. The statements under the caption "Taxation--Certain United States Federal Income Tax Consequences" in the Time of Sale Prospectus and Prospectus, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

12. No facts came to such counsel's attention which gave such counsel reason to believe that (i) the Time of Sale Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), at the time of the first sale of the ADSs, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     With respect to the matters referred to in the paragraph above, counsel may state that his or her opinions and beliefs are based upon his or her participation in the preparation of the Time of Sale Prospectus and the Prospectus (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except as specified.

13. Under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 13 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to the Underwriting Agreement and the Share Issuance and Repurchase Agreement, has, to the extent permitted by law, validly and irrevocably waived objections to the laying of venue and any claim of inconvenient forum as set forth in Section 13 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement, and has validly and irrevocably appointed [CT Corporation System] as its authorized agent for the purpose described in Section 13 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement; and service of process effected on such agent in the manner set forth in
     Section 13 of the Underwriting Agreement or Section [_____] of the Share Issuance and Repurchase Agreement, will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company a New York Court.

                                                                       EXHIBIT B

                     OPINION OF PRC COUNSEL FOR THE COMPANY

Dear Sirs,

                  RE: PRC LEGAL OPINION CONCERNING OFFERING OF
                      [___]% AMERICAN DEPOSITORY SHARES OF
                        SOLARFUN POWER HOLDINGS CO., LTD.

     We are qualified lawyers of the People's Republic of China (the "PRC") and as such are qualified to issue this opinion on the laws of the PRC. We are acting as PRC counsel to Solarfun Power Holdings Co., Ltd., a corporation organized under the laws of the Cayman Islands (the "Company") in connection with its offering of [____] American Depositary Shares ("ADSs") (the "Offering") by the Company. We have been requested to give this opinion with regard to the laws of the PRC as of the date hereof, pursuant to Section 5(d) of the Underwriting Agreement dated [January ____], 2008 (the "Underwriting Agreement") among Morgan Stanly & Co. Incorporated (the "Underwriter") and the Company, in respect of the Offering. Capitalized terms used but not defined herein shall have the meaning set forth in the Underwriting Agreement.

     In rendering this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates, governmental approvals, and other instruments as we have considered necessary or appropriate as a basis for the opinions set forth herein.

     For the purpose of providing this opinion, we have assumed:

     (i) the genuineness of all signatures, authenticity of each document submitted to us as an original, that each signature on behalf of a party thereto is that of a person duly authorized to execute the same, the conformity with the originals of all documents provided to us as copies thereof and of the correctness of all facts and information stated or given in such documents; and

     (ii) that the factual information provided in the undertakings by each of the Company and its PRC Subsidiaries, as listed in Appendix A hereto, is true and correct.

     Having examined all applicable laws, regulations, rules, orders, decrees, guidelines and notices ("Laws") of PRC and based on the foregoing, we are of the opinion that:

     Having examined all applicable laws, regulations, rules, orders, decrees, guidelines and notices of PRC ("PRC laws") and based on the foregoing, we are of the opinion that:

1. The Company's PRC subsidiaries (the "PRC Subsidiaries") have been duly organized and are validly existing under laws of the PRC and their business licenses are in full force and effect; except as described in each the Time of Sale Prospectus and Prospectus all of the equity interest of the PRC Subsidiaries are owned, directly or indirectly, by Linyang BVI, an exempted company incorporated in the British Virgin Islands, whose 100% equity interest is directly owned by the Company; and to the best of our knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license and other constituent documents of the PRC Subsidiaries comply with the requirements of applicable PRC Laws and are in full force and effect; the PRC Subsidiaries have full power and authority (corporate and other) and have all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any, governmental agency having jurisdiction over the PRC Subsidiaries or any of their properties required for the ownership or lease of property by them and the conduct of their business and have the legal right and authority to own, use, lease and operate their assets and to conduct their business in the manner presently conducted and as described in each the Time of Sale Prospectus and the Prospectus.

2. All of the equity interests of the PRC Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; the PRC Subsidiaries have obtained all approvals, authorizations, consents and orders, and has made all filings and registrations, which are required under PRC laws and regulations for the ownership interest by Linyang BVI in the PRC Subsidiaries; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in the PRC Subsidiaries.

3. The PRC Subsidiaries have legal and valid title to all of their properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions; each lease agreement to which PRC Subsidiaries are a party is duly executed and legally binding; the leasehold interests of the PRC Subsidiaries are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC law; and, to the best of our knowledge after due inquiry, neither the Company nor any of its subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind within the territory of PRC, except as described in each the Time of Sale Prospectus and the Prospectus.

4.   The PRC Subsidiaries have no overseas subsidiaries.

5. The PRC Subsidiaries have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all governmental agencies to own, lease, license and use their properties, assets and conduct their business in the manner described in each the Time of Sale Prospectus and the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in each the Time of Sale Prospectus and the Prospectus; except as described in each the Time of Sale Prospectus and the Prospectus, the PRC Subsidiaries have no reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and the PRC Subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

6. All dividends and other distributions declared and payable upon Linyang BVI's equity interests in Jiangsu Linyang may under the current laws and regulations of the PRC be paid to Linyang BVI in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC and, except as disclosed in each the Time of Sale Prospectus and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

7. To the best of our knowledge after due inquiry, neither the Company nor any of its subsidiaries is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any governmental agency in the PRC, (iii) in violation of their respective constituent documents, business licenses or permits or (iv) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

8. The statements in each the Time of Sale Prospectus and the Prospectus under ["Summary", "Risk Factors", "Description of Notes", "Description of Share Capital", "Management", "Taxation", "Transfer Restrictions" and "Legal Matters"] to the extent such statements relate to matters of PRC law or regulation or to the provisions of documents therein described, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect

9. The PRC Subsidiaries are the exclusive owner of all right, title and interest in and to the Intellectual Property, and the Company or the PRC Subsidiaries have a valid right to use the Intellectual Property as currently used or as currently contemplated to be used, in each case as described in each the Time of Sale Prospectus and the Prospectus.

10. To the best of our knowledge after due inquiry, none of the Company and its subsidiaries is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; and no Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property.

11. No security interests or other liens have been created with respect to any of the Intellectual Property.

12. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the ADSs or the Ordinary Shares which they represent by the Company to or for the account of the Underwriters or the sale and delivery outside the PRC by the Underwriters of the ADSs or the Securities to the initial purchasers thereof in the manner contemplated in each the Time of Sale Prospectus and the Prospectus.

13. The indemnification and contribution provisions set forth in Section 7 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement do not contravene the public policy or laws of PRC, insofar as matters of PRC laws are concerned.

14. To the best of our knowledge and other than as set forth in each the Time of Sale Prospectus and the Prospectus, there are no legal, arbitration or governmental proceedings in the PRC pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company or any of its subsidiaries; and, to the best of such counsel's knowledge after due inquiry, no such proceedings are threatened or contemplated by any governmental agency or threatened by others.

15. The issue and sale of the ADSs or the Ordinary Shares which they represent and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Share Issuance and Repurchase Agreement, and the consummation of the transactions therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by PRC law known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of association, business license or any other constituent documents of the PRC Subsidiaries or any PRC statute or any order, rule or regulation known to such counsel of any PRC governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

16. No governmental authorization of or with any governmental agency in the PRC (including, without limitation, the approvals of the China Securities Regulatory Commission) is required for the issue and sale of the Securities or the consummation of the transactions contemplated by the Underwriting Agreement and the Share Issuance and Repurchase Agreement; and the issue and sale of the ADSs or the Ordinary Shares which they represent, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Share Issuance and Repurchase Agreement, and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any law or statute or any order, rule or regulation of any governmental agency in the PRC.

17. The PRC Subsidiaries are not in violation of their articles of association, business license or any other constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which they are a party or by which they or any of their properties may be bound.

18. The application of the net proceeds to be received by the Company from the sale of the ADSs as contemplated by the Time of Sale Prospectus and the Prospectus will not contravene any provision of applicable PRC law, rule or regulation, or the articles of association, the business or other constituent documents of the PRC Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the PRC Subsidiaries, or any judgment, order or decree of any governmental agency in the PRC.

19.  No facts came to our attention that caused it to believe that:

     - The Time of Sale Prospectus, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

     - the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Time of Sale Prospectus or the Prospectus.

20. The entry into, and performance or enforcement of the Underwriting Agreement or the Share Issuance and Repurchase Agreement in accordance with its respective terms will not subject the Underwriter to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement or the Share Issuance and Repurchase Agreement.

     We do not purport to be experts on, and do not purport to be generally familiar with or qualified to express legal opinions based on, any laws other than the laws of the PRC and accordingly express no legal opinions herein based upon any laws other than the laws of the PRC. In giving this opinion, (A) with respect to all matters of United States federal and New York law, we are supposed to rely upon the opinions of United States counsel for the Company delivered pursuant to Section 5 (c) of the Underwriting Agreement and we have assumed that all the judgments contained therein are correct, and (B) with respect to all matters of Cayman Islands and BVI law, we are supposed to rely upon the opinions of Cayman Islands and BVI counsel for the Company delivered pursuant to Section 5 (e) of the Underwriting Agreement and we have assumed that all the judgments contained therein are correct.

     This opinion is rendered to you solely for the benefit of the persons to whom it is addressed. It may not be relied upon by anyone else or used for any other purpose without our prior written consent.

     This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

Yours faithfully,


----------------------------------------
GRANDALL LEGAL GROUP (SHANGHAI)

                                                                       EXHIBIT C

            OPINION OF CAYMAN ISLANDS AND BVI COUNSEL FOR THE COMPANY

The opinion of Cayman Islands/BVI counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement shall be to the effect that:

1. The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in each the Time of Sale Prospectus and the Prospectus.

2. The Company has an authorized capitalization as set forth in each the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

3. Linyang BVI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the BVI, with power and authority (corporate and other) to own its properties and conduct its business as described in each the Time of Sale Prospectus and the Prospectus; and all of its issued shares of capital stock have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

4. To the best of such counsel's knowledge, after having conducted a search of the register of writs and other originating processes, and other than as set forth in each the Time of Sale Prospectus and the Prospectus, there are no legal, arbitration or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental agency or threatened by others.

5. Each of the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6. The ADSs and the Ordinary Shares which they represent have been duly authorized and validly issued, fully paid and non assessable, and are not be subject to any preemptive or similar rights.

7. The Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

8. Each of the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement, it is not necessary that the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement or any other documents to be furnished hereunder or thereunder.

9. The issue and sale of the ADSs and the Ordinary Shares which they represent and the compliance by the Company with all of the provisions of the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or Linyang BVI is a party or by which the Company or Linyang BVI is bound or to which any of the property or assets of the Company or Linyang BVI is subject, nor will such action result in any violation of the provisions of the constituent documents of the Company or Linyang BVI or any statute or any order, rule or regulation, any judgment, order or decree known to such counsel of any governmental agency or court having jurisdiction over the Company or Linyang BVI or any of their respective properties.

10. No governmental authorization of or with any governmental agency in the Cayman Islands is required for the issue and sale of the ADSs and the Ordinary Shares which they represent or the consummation of the transactions contemplated by the Underwriting Agreement, the Share Issuance and Repurchase Agreement and the Deposit Agreement.

11. The statements set forth in each the Time of Sale Prospectus and the Prospectus under the caption ["Description of Share Capital"], insofar as they purport to constitute a summary of the terms of the ordinary shares of the Company are accurate, complete and fair.

12. The statements set forth in each the Time of Sale Prospectus and the Prospectus under the caption "Taxation -- Cayman Islands Taxation", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

13. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Cayman Islands or to any political subdivision or taxing authority thereof or therein in connection with the issue and sale of the ADSs and the Ordinary Shares which they represent to or for the account of the Underwriters or the sale and delivery outside the Cayman Islands by the Underwriters of the ADSs and the Ordinary Shares which they represent to the initial purchasers thereof in the manner contemplated in each Time of Sale Prospectus and the Prospectus.

14.  The Company's agreement to the choice of law provisions set forth in
     Section 12 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement will be recognized by the courts of the Cayman Islands; the Company can sue and be sued in its own name under the laws of the Cayman Islands; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that the Underwriting Agreement and the Share Issuance and Repurchase Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 13 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement will be effective, insofar as the law of the Cayman Islands is concerned, to confer valid personal jurisdiction over the Company; and judgment obtained in a New

     York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Share Issuance and Repurchase Agreement would be enforceable against the Company in the courts of the Cayman Islands.

15. The indemnification and contribution provisions set forth in Section 7 of the Underwriting Agreement and Section [_____] of the Share Issuance and Repurchase Agreement do not contravene the public policy or laws of the Cayman Islands or the BVI.

16. All dividends and other distributions declared and payable on the shares of capital stock of Linyang BVI may under the current laws and regulations of the BVI be paid to the Company and freely transferred out of the BVI, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the BVI and are otherwise free and clear of any other tax, withholding or deduction in the BVI and without the necessity of obtaining any governmental authorization in the BVI.

17. Neither the Company nor Linyang BVI is in violation of its constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

     In giving such opinion, such counsel may state that (i) with respect to all matters of United States federal and New York State law they have relied upon the opinions of United States counsel for the Company delivered pursuant to Section 5(c) the Underwriting Agreement and (B) with respect to all matters of PRC law they have relied upon the opinions of PRC counsel for the Company delivered pursuant to Section 5(d) of the Purchase Agreement.

                                                                       EXHIBIT D

                        OPINION OF DAVIS POLK & WARDWELL

                                                           January [_____], 2008

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
U.S.A.

Ladies and Gentlemen:

     We have acted as special United States counsel to you as sole underwriter in the underwriting agreement dated January _____, 2008 (the "UNDERWRITING AGREEMENT") with Solarfun Power Holdings Co., Ltd., an exempt company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the "COMPANY") and [MS Entity], the selling shareholder named therein (the "SELLER"). Pursuant to the Underwriting Agreement, the Seller proposes to sell, and you propose to purchase _____ American depositary shares (the "FIRM ADSS"), each representing _____ shares of the Company's ordinary shares par value US$0.0001 ("ORDINARY SHARES"), and up to _____ additional American depositary shares ( the "OPTION ADSS" and, collectively with the Firm ADSs, the "ADSS"). This letter is delivered pursuant to Article 5 of the Underwriting Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     We have also participated in the preparation of the Company's registration statement on Form F-1 (File No. 333-_____) and Amendments Nos. _____ [and] _____ thereto filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the provisions of the Securities Act of 1933, as amended (the "ACT"), relating to the ADSs. In addition, we have been advised by the staff of the Commission that the registration statement as then amended, was declared effective under the Act on January _____, 2008. The registration statement, as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; the preliminary prospectus relating to the ADSs dated January _____, 2008 is hereinafter referred to as the "PRELIMINARY PROSPECTUS"; and the related prospectus in the form first used to confirm sales of the ADSs (or in the form first made available to you by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the "PROSPECTUS." The Preliminary Prospectus together with the free writing prospectus[es] set forth in Schedule I to the Underwriting Agreement are hereinafter called the "DISCLOSURE PACKAGE."

     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

     Based upon the foregoing, we are of the opinion that:

     1. Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Cayman Islands law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

     We have considered the statements included in the Prospectus under the caption "Underwriter" insofar as it summarize provisions of the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or ADSs or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

     With respect to all matters of the laws of the Cayman Islands or the People's Republic of China, we understand that you are relying upon the opinions of Maples and Calder and Grandall Legal Group, respectively, counsels for the Company, each delivered to you today pursuant to the Underwriting Agreement.

     This opinion is rendered solely to you in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring ADSs from you) or furnished to any other person without our prior written consent.

                                        Very truly yours,

                                                           January [_____], 2008

Morgan Stanley & Co. Incorporated
Jefferies & Company, Inc.
PiperJaffray & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

     We have acted as special United States counsel to you and the other several Initial Purchasers named in Schedule I to the Purchase Agreement dated January _____, 2008 (the "PURCHASE AGREEMENT") with Solarfun Power Holdings Co., Ltd., an exempt company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the "COMPANY"), under which you and such other Initial Purchasers have severally agreed to purchase from the Company US$_____ aggregate principal amount of its _____% Convertible Senior Notes due 20_____ (the "SECURITIES"). The Securities include US$_____ aggregate principal amount of the Company's _____% Convertible Senior Notes due 20_____ to be purchased pursuant to the option provided for by the Purchase Agreement. The Securities are to be issued pursuant to the provisions of an Indenture dated as of January _____, 2008 (the "INDENTURE") between the Company and The Bank of New York, as trustee, and are convertible on the terms set forth in the Indenture into ordinary shares of the Company with a par value of US$0.0001 per ordinary share (the "ORDINARY SHARES"), all of which shall be deposited with The Bank of New York (the "DEPOSITARY"), pursuant to a deposit agreement dated _____ (the "DEPOSIT AGREEMENT"), and delivered in the form of American Depositary Shares (the "ADSS", and together with the Ordinary Shares represented by the ADSs the "UNDERLYING SECURITIES"). The holders of the Securities and the Underlying Securities will be entitled to the benefits of the Registration Rights Agreement dated as of _____ (the "REGISTRATION RIGHTS AGREEMENT") between the Company and you.

     We have participated in the preparation of the preliminary offering memorandum (the "PRELIMINARY OFFERING MEMORANDUM") dated January _____, 2008 and the final offering memorandum dated January _____, 2008 ("FINAL MEMORANDUM") relating to the offering of the Securities. The Preliminary Offering Memorandum, together with the pricing term sheet attached as Schedule 1 to the Purchase Agreement, is hereinafter referred to as the "DISCLOSURE PACKAGE."

     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Final Memorandum and the Disclosure Package are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum and the Disclosure Package, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Final Memorandum under the captions "DESCRIPTION OF THE NOTES" and "PLAN OF DISTRIBUTION"). However, in the course of our acting as counsel to you in connection with the preparation of the Final Memorandum and the Disclosure Package, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel including Cayman Island counsel and People's Republic of China counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

     On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that:

     (a) at [___] a.m./p.m. on the date of the Purchase Agreement and as of the date hereof, the Disclosure Package contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

     (b) the Final Memorandum as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In providing this letter to you and the other several Initial Purchasers, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Disclosure Package or the Final Memorandum. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

     This letter is delivered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Initial Purchasers) or furnished to any other person without our prior written consent.

                                        Very truly yours,

                                                                       EXHIBIT E

                        OPINION OF EMMET MARVIN & MARTIN

                                                               January ___, 2008

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As Representative of the several Purchasers named in the Purchase Agreement

     Re: SOLARFUN POWER HOLDINGS CO., LTD.

Ladies and Gentlemen:

     We are acting as counsel for The Bank of New York, as depositary, in connection with the Deposit Agreement dated as of December 19, 2006 (the "Deposit Agreement") among Solarfun Power Holdings Co., Ltd. (the "Company"), The Bank of New York, as depositary (the "Depositary"), and all Owners and Holders from time to time of American Depositary Shares ("ADSs") issued thereunder.

     We are delivering this opinion at the request of the Depositary to you, the representative of the several purchasers (the "Purchasers") named in the Purchase Agreement dated January ___, 2008 between the Company and you, as the representative of the Purchasers, in connection with the contemplated purchases by the Purchasers of US$__________________ aggregate principal amount of ___% Convertible Senior Notes (the "Notes") of the Company due 2018. We understand that the Notes are convertible into ordinary shares ("Shares") of the Company that may be delivered in the form of ADSs evidenced by American Depositary Receipts ("ADRs"). Each ADS represents five Shares.

     Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

          (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity.

          (ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares issued upon conversions of Notes in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

     These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the United States Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

     We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

     We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

     These opinions are solely for the benefit of the Purchasers and may not be relied upon by any other person or entity without our prior written consent. Nothing in this letter shall be construed to create any liability for the Depositary.

                                        Very truly yours,

                                        EMMET, MARVIN & MARTIN, LLP

                                                                       EXHIBIT F

                            [FORM OF LOCK-UP LETTER]

                                                             _____________, 200_

Morgan Stanley & Co. Incorporated
Jefferies & Company, Inc
PiperJaffray & Co.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with Solarfun Power Holdings Co., Ltd., an exempted company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the "COMPANY"), providing for the offering (the "BOND OFFERING") by the several Initial Purchasers, including Morgan Stanley (the "INITIAL PURCHASERS"), of US$ _____________ principal amount of [____]% Convertible Senior Notes Due 20[_____] of the Company (the "SECURITIES"). The Securities will be convertible into ordinary shares of the Company with a par value of US$0.0001 per ordinary share (the "ORDINARY SHARES"), all of which shall be deposited pursuant to the Deposit Agreement, as defined below, and delivered in the form of American Depositary Shares as hereinafter provided (the "ADSS"). The undersigned further understands that Morgan Stanley concurrently proposes to enter into an underwriting agreement (the "UNDERWRITING Agreement") with [Morgan Stanly entity] (the "SELLER") providing for the underwritten purchase and sale of [_____] ADSs of the Company (the "ADS OFFERING," and together with the Bond Offering the "OFFERINGS:").

     To induce the Initial Purchasers that may participate in the Offerings to continue their efforts in connection with the Offerings, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "FINAL MEMORANDUM"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, (2) file any registration statement with the Commission relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership ordinary shares or ADSs, whether any such transaction described above is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of this Final Memorandum, make any demand for, or exercise any right with respect to, the registration of any ordinary shares, ADSs or any security convertible into or exchangeable for Ordinary Shares.

     The restrictions described in the immediately preceding paragraph do not apply to (i) transfers to an affiliate or a family member of the undersigned or a trust created for the benefit of the undersigned or family member, or transfers as a bona fide gift, provided that any transferee or donee agrees to be bound by the transfer restrictions described here and subject to certain other conditions; (ii) transfers by operation of laws; and (iii) transactions relating to Ordinary Shares or ADSs or other securities acquired in open market transactions after the completion of the Offerings, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or ADSs or other securities acquired in such open market transactions. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Ordinary Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offerings. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Offerings actually occur depends on a number of factors, including market conditions. Any Bond Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

                                        Very truly yours,


                                        ----------------------------------------

                                        ----------------------------------------
                                        (Name)

                                        ----------------------------------------
                                        (Address)


                                      F-2